Supplemental Information
First Quarter 2018

Current period information is preliminary and based on company data available at the time of the earnings presentation. It speaks only as of the particular date or dates included in the accompanying pages. Bank of America does not undertake an obligation to, and disclaims any duty to, update any of the information provided. Any forward-looking statements in this information are subject to the forward-looking language contained in Bank of America's reports filed with the SEC pursuant to the Securities Exchange Act of 1934, which are available at the SEC's website (www.sec.gov) or at Bank of America's website (www.bankofamerica.com). Bank of America's future financial performance is subject to risks and uncertainties as described in its SEC filings.

Bank of America Corporation and Subsidiaries
Table of Contents	Page

Consolidated Financial Highlights	2
Consolidated Statement of Income	3
Consolidated Statement of Comprehensive Income	4
Consolidated Balance Sheet	5
Capital Management	7
Quarterly Average Balances and Interest Rates	8
Debt Securities	10
Supplemental Financial Data	11
Quarterly Results by Business Segment and All Other	12
Consumer Banking
Total Segment Results	14
Business Results	15
Key Indicators	17
Global Wealth & Investment Management
Total Segment Results	18
Key Indicators	19
Global Banking
Total Segment Results	20
Key Indicators	21
Investment Banking Product Rankings	22
Global Markets
Total Segment Results	23
Key Indicators	24
All Other
Total Results	25
Outstanding Loans and Leases	26
Quarterly Average Loans and Leases by Business Segment and All Other	27
Commercial Credit Exposure by Industry	28
Top 20 Non-U.S. Countries Exposure	29
Nonperforming Loans, Leases and Foreclosed Properties	30
Nonperforming Loans, Leases and Foreclosed Properties Activity	31
Quarterly Net Charge-offs and Net Charge-off Ratios	32
Allocation of the Allowance for Credit Losses by Product Type	33

Exhibit A: Non-GAAP Reconciliations	34

Effective January 1, 2018, the Corporation adopted new accounting standards, among which are:
- Tax effects in accumulated other comprehensive income (OCI), which addresses certain tax effects in accumulated OCI related to the Tax Cuts and Jobs Act. In connection with the adoption, the Corporation reclassified $1.3 billion from accumulated OCI to retained earnings;
- Hedge accounting, which simplifies and expands the ability to apply hedge accounting to certain risk management activities. This standard does not have a material impact on the Corporation’s Consolidated Financial Statements;
- Presentation of pension costs, which requires separate presentation of the service cost component of pension expense from all other components of net pension benefit/cost. This standard requires restatement of all prior periods in the Consolidated Statement of Income and is not material to any period presented; and
- Revenue from contracts with customers, which addresses the recognition of revenue for certain contracts with customers. This standard does not have a material impact on the Corporation’s Consolidated Financial Statements.
The Corporation also reclassified prior periods in the Consolidated Statement of Income to include mortgage banking income and gains on sales of debt securities in other income, and in the Consolidated Balance Sheet to include mortgage servicing rights in other assets.

Bank of America Corporation and Subsidiaries
Consolidated Financial Highlights
(Dollars in millions, except per share information; shares in thousands)
	First Quarter 2018	Fourth Quarter 2017	Third Quarter 2017	Second Quarter 2017	First Quarter 2017

Income statement
Net interest income	$11,608	$11,462	$11,161	$10,986	$11,058
Noninterest income	11,517	8,974	10,678	11,843	11,190
Total revenue, net of interest expense	23,125	20,436	21,839	22,829	22,248
Provision for credit losses	834	1,001	834	726	835
Noninterest expense	13,897	13,274	13,394	13,982	14,093
Income tax expense	1,476	3,796	2,187	3,015	1,983
Net income	6,918	2,365	5,424	5,106	5,337
Preferred stock dividends	428	286	465	361	502
Net income applicable to common shareholders	6,490	2,079	4,959	4,745	4,835
Diluted earnings per common share	0.62	0.20	0.46	0.44	0.45
Average diluted common shares issued and outstanding	10,472,706	10,621,809	10,746,666	10,834,807	10,919,668
Dividends paid per common share	$0.12	$0.12	$0.12	$0.075	$0.075

Performance ratios
Return on average assets	1.21%	0.41%	0.95%	0.90%	0.97%
Return on average common shareholders' equity	10.85	3.29	7.89	7.75	8.09
Return on average shareholders' equity	10.57	3.43	7.88	7.56	8.09
Return on average tangible common shareholders' equity (1)	15.26	4.56	10.98	10.87	11.44
Return on average tangible shareholders' equity (1)	14.37	4.62	10.59	10.23	11.01

At period end
Book value per share of common stock	$23.74	$23.80	$23.87	$24.85	$24.34
Tangible book value per share of common stock (1)	16.84	16.96	17.18	17.75	17.22
Market price per share of common stock:
Closing price	$29.99	$29.52	$25.34	$24.26	$23.59
High closing price for the period	32.84	29.88	25.45	24.32	25.50
Low closing price for the period	29.17	25.45	22.89	22.23	22.05
Market capitalization	305,176	303,681	264,992	239,643	235,291

Number of financial centers - U.S.	4,435	4,470	4,511	4,542	4,559
Number of branded ATMs - U.S.	16,011	16,039	15,973	15,972	15,939
Headcount	207,953	209,376	209,839	210,904	210,533

(1)
Tangible equity ratios and tangible book value per share of common stock are non-GAAP financial measures. We believe the use of ratios that utilize tangible equity provides additional useful information because they present measures of those assets that can generate income. Tangible book value per share provides additional useful information about the level of tangible assets in relation to outstanding shares of common stock. (See Exhibit A: Non-GAAP Reconciliations - Reconciliations to GAAP Financial Measures on pages 34-35.)

Certain prior period amounts have been reclassified to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.	2

Bank of America Corporation and Subsidiaries
Consolidated Statement of Income
(Dollars in millions, except per share information; shares in thousands)
	First Quarter 2018	Fourth Quarter 2017	Third Quarter 2017	Second Quarter 2017	First Quarter 2017

Interest income
Loans and leases	$9,623	$9,344	$9,203	$8,920	$8,754
Debt securities	2,804	2,707	2,629	2,594	2,541
Federal funds sold and securities borrowed or purchased under agreements to resell	622	732	659	560	439
Trading account assets	1,136	1,144	1,091	1,163	1,076
Other interest income	1,414	1,139	1,075	909	900
Total interest income	15,599	15,066	14,657	14,146	13,710

Interest expense
Deposits	760	679	624	346	282
Short-term borrowings	1,135	1,030	944	917	647
Trading account liabilities	357	314	319	307	264
Long-term debt	1,739	1,581	1,609	1,590	1,459
Total interest expense	3,991	3,604	3,496	3,160	2,652
Net interest income	11,608	11,462	11,161	10,986	11,058

Noninterest income
Card income	1,457	1,555	1,429	1,469	1,449
Service charges	1,921	1,955	1,968	1,977	1,918
Investment and brokerage services	3,664	3,522	3,437	3,460	3,417
Investment banking income	1,353	1,418	1,477	1,532	1,584
Trading account profits	2,699	1,153	1,837	1,956	2,331
Other income (loss)	423	(629)	530	1,449	491
Total noninterest income	11,517	8,974	10,678	11,843	11,190
Total revenue, net of interest expense	23,125	20,436	21,839	22,829	22,248

Provision for credit losses	834	1,001	834	726	835

Noninterest expense
Personnel	8,480	7,605	7,811	8,040	8,475
Occupancy	1,014	1,009	999	1,001	1,000
Equipment	442	411	416	427	438
Marketing	345	511	461	442	332
Professional fees	381	471	476	485	456
Data processing	810	795	777	773	794
Telecommunications	183	161	170	177	191
Other general operating	2,242	2,311	2,284	2,637	2,407
Total noninterest expense	13,897	13,274	13,394	13,982	14,093
Income before income taxes	8,394	6,161	7,611	8,121	7,320
Income tax expense	1,476	3,796	2,187	3,015	1,983
Net income	$6,918	$2,365	$5,424	$5,106	$5,337
Preferred stock dividends	428	286	465	361	502
Net income applicable to common shareholders	$6,490	$2,079	$4,959	$4,745	$4,835

Per common share information
Earnings	$0.63	$0.20	$0.49	$0.47	$0.48
Diluted earnings	0.62	0.20	0.46	0.44	0.45
Dividends paid	0.12	0.12	0.12	0.075	0.075
Average common shares issued and outstanding	10,322,394	10,470,672	10,197,891	10,013,503	10,099,557
Average diluted common shares issued and outstanding	10,472,706	10,621,809	10,746,666	10,834,807	10,919,668

Certain prior period amounts have been reclassified to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.	3

Bank of America Corporation and Subsidiaries
Consolidated Statement of Comprehensive Income
(Dollars in millions)
	First Quarter 2018	Fourth Quarter 2017	Third Quarter 2017	Second Quarter 2017	First Quarter 2017

Net income	$6,918	$2,365	$5,424	$5,106	$5,337
Other comprehensive income (loss), net-of-tax:
Net change in debt and equity securities	(3,963)	(870)	462	568	(99)
Net change in debit valuation adjustments	273	(144)	(80)	(78)	9
Net change in derivatives	(275)	(92)	24	94	38
Employee benefit plan adjustments	30	208	26	27	27
Net change in foreign currency translation adjustments	(48)	(16)	5	100	(3)
Other comprehensive income (loss)	(3,983)	(914)	437	711	(28)
Comprehensive income	$2,935	$1,451	$5,861	$5,817	$5,309

Certain prior period amounts have been reclassified to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.	4

Bank of America Corporation and Subsidiaries
Consolidated Balance Sheet
(Dollars in millions)
	March 31 2018	December 31 2017	March 31 2017
Assets
Cash and due from banks	$26,247	$29,480	$28,955
Interest-bearing deposits with the Federal Reserve, non-U.S. central banks and other banks	177,994	127,954	139,070
Cash and cash equivalents	204,241	157,434	168,025
Time deposits placed and other short-term investments	8,069	11,153	11,967
Federal funds sold and securities borrowed or purchased under agreements to resell	244,630	212,747	210,733
Trading account assets	198,477	209,358	209,044
Derivative assets	47,869	37,762	40,078
Debt securities:
Carried at fair value	303,298	315,117	312,012
Held-to-maturity, at cost	123,539	125,013	116,033
Total debt securities	426,837	440,130	428,045
Loans and leases	934,078	936,749	906,242
Allowance for loan and lease losses	(10,260)	(10,393)	(11,112)
Loans and leases, net of allowance	923,818	926,356	895,130
Premises and equipment, net	9,399	9,247	9,319
Goodwill	68,951	68,951	68,969
Loans held-for-sale	9,227	11,430	14,751
Customer and other receivables	58,127	61,623	59,534
Assets of business held for sale	—	—	11,025
Other assets	128,833	135,043	121,174
Total assets	$2,328,478	$2,281,234	$2,247,794

Assets of consolidated variable interest entities included in total assets above (isolated to settle the liabilities of the variable interest entities)
Trading account assets	$6,065	$6,521	$5,180
Loans and leases	46,590	48,929	53,187
Allowance for loan and lease losses	(984)	(1,016)	(1,004)
Loans and leases, net of allowance	45,606	47,913	52,183
Loans held-for-sale	13	27	128
All other assets	399	1,694	2,161
Total assets of consolidated variable interest entities	$52,083	$56,155	$59,652

Certain prior period amounts have been reclassified to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.	5

Bank of America Corporation and Subsidiaries
Consolidated Balance Sheet (continued)
(Dollars in millions)
	March 31 2018	December 31 2017	March 31 2017
Liabilities
Deposits in U.S. offices:
Noninterest-bearing	$434,709	$430,650	$436,972
Interest-bearing	811,212	796,576	762,161
Deposits in non-U.S. offices:
Noninterest-bearing	13,768	14,024	13,223
Interest-bearing	68,975	68,295	59,785
Total deposits	1,328,664	1,309,545	1,272,141
Federal funds purchased and securities loaned or sold under agreements to repurchase	178,528	176,865	186,098
Trading account liabilities	100,218	81,187	77,283
Derivative liabilities	33,900	34,300	36,428
Short-term borrowings	38,073	32,666	44,162
Accrued expenses and other liabilities (includes $782, $777 and $757 of reserve for unfunded lending commitments)	150,615	152,123	142,307
Long-term debt	232,256	227,402	221,385
Total liabilities	2,062,254	2,014,088	1,979,804
Shareholders' equity
Preferred stock, $0.01 par value; authorized – 100,000,000 shares; issued and outstanding – 3,931,683, 3,837,683 and 3,887,329 shares	24,672	22,323	25,220
Common stock and additional paid-in capital, $0.01 par value; authorized – 12,800,000,000 shares; issued and outstanding – 10,175,910,851, 10,287,302,431 and 9,974,189,863 shares	133,532	138,089	144,782
Retained earnings	120,298	113,816	105,304
Accumulated other comprehensive income (loss)	(12,278)	(7,082)	(7,316)
Total shareholders' equity	266,224	267,146	267,990
Total liabilities and shareholders' equity	$2,328,478	$2,281,234	$2,247,794

Liabilities of consolidated variable interest entities included in total liabilities above
Short-term borrowings	$286	$312	$185
Long-term debt	10,051	9,873	11,944
All other liabilities	38	37	37
Total liabilities of consolidated variable interest entities	$10,375	$10,222	$12,166

Certain prior period amounts have been reclassified to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.	6

Bank of America Corporation and Subsidiaries
Capital Management
(Dollars in millions)
	Basel 3
	March 31 2018	December 31 2017	March 31 2017
Risk-based capital metrics (1):
Standardized Approach
Common equity tier 1 capital	$164,828	$168,461	$164,333
Tier 1 capital	188,900	190,189	188,954
Total capital	223,763	224,209	223,955
Risk-weighted assets	1,451,828	1,442,721	1,416,127
Common equity tier 1 capital ratio	11.4%	11.7%	11.6%
Tier 1 capital ratio	13.0	13.2	13.3
Total capital ratio	15.4	15.5	15.8

Advanced Approaches
Common equity tier 1 capital	$164,828	$168,461	$164,333
Tier 1 capital	188,900	190,189	188,954
Total capital	215,247	215,311	214,817
Risk-weighted assets	1,457,566	1,458,979	1,497,553
Common equity tier 1 capital ratio	11.3%	11.5%	11.0%
Tier 1 capital ratio	13.0	13.0	12.6
Total capital ratio	14.8	14.8	14.3

Leverage-based metrics (2)
Adjusted average assets	$2,247,448	$2,223,482	$2,152,232
Tier 1 leverage ratio	8.4%	8.6%	8.8%

Bank Holding Company Supplementary leverage exposure	$2,793,667	$2,755,698	$2,715,589
Bank Holding Company Supplementary leverage ratio	6.8%	6.9%	7.0%

Tangible equity ratio (3)	8.7	8.9	9.1
Tangible common equity ratio (3)	7.6	7.9	7.9

(1)
As an Advanced approaches institution, we are required to report regulatory capital ratios under both the Standardized and Advanced approaches. The approach that yields the lower ratio is used to assess capital adequacy, which is the Advanced approaches for the periods presented. Transition provisions of Basel 3 are fully phased-in as of January 1, 2018. Prior periods are presented on a fully phased-in basis.

(2)
The numerator of the supplementary leverage ratio (SLR) and Tier 1 leverage ratio is quarter-end Basel 3 Tier 1 capital. The denominator of supplementary leverage exposure is total leverage exposure based on the daily average of the sum of on-balance sheet exposures less permitted Tier 1 deductions, as well as the simple average of certain off-balance sheet exposures, as of the end of each month in a quarter. Off-balance sheet exposures primarily include undrawn lending commitments, letters of credit, potential future derivative exposures and repo-style transactions. SLR requirements became effective on January 1, 2018.

(3)
Tangible equity ratio equals period-end tangible shareholders' equity divided by period-end tangible assets. Tangible common equity ratio equals period-end tangible common shareholders' equity divided by period-end tangible assets. Tangible shareholders' equity and tangible assets are non-GAAP financial measures. We believe the use of ratios that utilize tangible equity provides additional useful information because they present measures of those assets that can generate income. (See Exhibit A: Non-GAAP Reconciliations - Reconciliation to GAAP Financial Measures on pages 34-35.)

Certain prior period amounts have been reclassified to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.	7

Bank of America Corporation and Subsidiaries
Quarterly Average Balances and Interest Rates – Fully Taxable-equivalent Basis
(Dollars in millions)
	First Quarter 2018			Fourth Quarter 2017			First Quarter 2017
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Earning assets
Interest-bearing deposits with the Federal Reserve, non-U.S. central banks and other banks	$140,247	$422	1.22%	$128,708	$336	1.04%	$123,921	$202	0.66%
Time deposits placed and other short-term investments	10,786	61	2.31	12,979	68	2.06	11,497	47	1.65
Federal funds sold and securities borrowed or purchased under agreements to resell	248,320	622	1.02	224,490	528	0.93	216,402	356	0.67
Trading account assets	131,123	1,147	3.54	130,370	1,183	3.61	125,661	1,111	3.58
Debt securities	433,096	2,830	2.58	441,624	2,751	2.48	430,234	2,573	2.38
Loans and leases (1):
Residential mortgage	204,830	1,782	3.48	202,155	1,749	3.46	193,627	1,661	3.44
Home equity	56,952	643	4.56	59,059	641	4.32	65,508	639	3.94
U.S. credit card	94,423	2,313	9.93	93,531	2,299	9.75	89,628	2,111	9.55
Non-U.S. credit card (2)	—	—	—	—	—	—	9,367	211	9.15
Direct/Indirect consumer	92,478	701	3.07	93,547	693	2.94	93,291	608	2.65
Other consumer	2,814	27	4.00	2,566	31	4.71	2,547	27	4.07
Total consumer	451,497	5,466	4.89	450,858	5,413	4.78	453,968	5,257	4.68
U.S. commercial	299,850	2,717	3.68	297,851	2,598	3.46	287,468	2,222	3.14
Non-U.S. commercial	99,504	738	3.01	98,692	680	2.73	92,821	595	2.60
Commercial real estate	59,231	587	4.02	58,983	571	3.84	57,764	479	3.36
Commercial lease financing	21,833	175	3.20	21,406	159	2.98	22,123	231	4.17
Total commercial	480,418	4,217	3.56	476,932	4,008	3.34	460,176	3,527	3.11
Total loans and leases (2)	931,915	9,683	4.20	927,790	9,421	4.04	914,144	8,784	3.88
Other earning assets	84,345	984	4.72	84,087	901	4.25	73,514	760	4.19
Total earning assets (3)	1,979,832	15,749	3.21	1,950,048	15,188	3.09	1,895,373	13,833	2.96
Cash and due from banks	26,275			28,114			27,196
Other assets, less allowance for loan and lease losses	319,771			323,525			309,080
Total assets	$2,325,878			$2,301,687			$2,231,649

(1)
Nonperforming loans are included in the respective average loan balances. Income on these nonperforming loans is generally recognized on a cost recovery basis. Purchased credit-impaired loans are recorded at fair value upon acquisition and accrete interest income over the estimated life of the loan.

(2)	The first quarter of 2017 includes assets of the Corporation's non-U.S. consumer credit card business, which was sold during the second quarter of 2017.

(3)
The impact of interest rate risk management derivatives on interest income is presented below. Interest income includes the impact of interest rate risk management contracts, which increased (decreased) interest income on:

	First Quarter 2018	Fourth Quarter 2017	First Quarter 2017
Federal funds sold and securities borrowed or purchased under agreements to resell	$5	$16	$15
Debt securities	(3)	(2)	(22)
U.S. commercial loans and leases	(9)	(10)	(10)
Net hedge expense on assets	$(7)	$4	$(17)

Certain prior period amounts have been reclassified to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.	8

Bank of America Corporation and Subsidiaries
Quarterly Average Balances and Interest Rates – Fully Taxable-equivalent Basis (continued)
(Dollars in millions)
	First Quarter 2018			Fourth Quarter 2017			First Quarter 2017
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Interest-bearing liabilities
U.S. interest-bearing deposits:
Savings	$54,747	$1	0.01%	$54,090	$1	0.01%	$52,193	$1	0.01%
NOW and money market deposit accounts	659,033	406	0.25	645,639	361	0.22	617,749	74	0.05
Consumer CDs and IRAs	41,313	33	0.33	42,595	29	0.28	46,711	31	0.27
Negotiable CDs, public funds and other deposits	40,639	157	1.56	39,200	133	1.35	33,695	52	0.63
Total U.S. interest-bearing deposits	795,732	597	0.30	781,524	524	0.27	750,348	158	0.09
Non-U.S. interest-bearing deposits:
Banks located in non-U.S. countries	2,243	9	1.67	1,844	5	0.96	2,616	5	0.76
Governments and official institutions	1,154	—	0.02	1,016	3	1.06	1,013	2	0.81
Time, savings and other	67,334	154	0.92	67,252	147	0.87	58,418	117	0.81
Total non-U.S. interest-bearing deposits	70,731	163	0.93	70,112	155	0.88	62,047	124	0.81
Total interest-bearing deposits	866,463	760	0.36	851,636	679	0.32	812,395	282	0.14
Federal funds purchased, securities loaned or sold under agreements to repurchase, short-term borrowings and other interest-bearing liabilities	278,931	1,135	1.65	270,403	901	1.32	266,837	573	0.87
Trading account liabilities	55,362	357	2.62	49,643	314	2.51	38,731	264	2.76
Long-term debt	229,603	1,739	3.06	227,644	1,581	2.77	221,468	1,459	2.65
Total interest-bearing liabilities (1)	1,430,359	3,991	1.13	1,399,326	3,475	0.99	1,339,431	2,578	0.78
Noninterest-bearing sources:
Noninterest-bearing deposits	430,805			441,936			444,237
Other liabilities	199,234			187,263			180,281
Shareholders' equity	265,480			273,162			267,700
Total liabilities and shareholders' equity	$2,325,878			$2,301,687			$2,231,649
Net interest spread			2.08%			2.10%			2.18%
Impact of noninterest-bearing sources			0.31			0.29			0.21
Net interest income/yield on earning assets		$11,758	2.39%		$11,713	2.39%		$11,255	2.39%

(1)
The impact of interest rate risk management derivatives on interest expense is presented below. Interest expense includes the impact of interest rate risk management contracts, which increased (decreased) interest expense on:

	First Quarter 2018	Fourth Quarter 2017	First Quarter 2017
Consumer CDs and IRAs	$5	$5	$6
Negotiable CDs, public funds and other deposits	3	3	3
Banks located in non-U.S. countries	5	5	5
Federal funds purchased, securities loaned or sold under agreements to repurchase, short-term borrowings and other interest-bearing liabilities	29	30	92
Long-term debt	(246)	(379)	(530)
Net hedge income on liabilities	$(204)	$(336)	$(424)

Certain prior period amounts have been reclassified to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.	9

Bank of America Corporation and Subsidiaries
Debt Securities
(Dollars in millions)
	March 31, 2018
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available-for-sale debt securities
Mortgage-backed securities:
Agency	$189,426	$168	$(5,483)	$184,111
Agency-collateralized mortgage obligations	6,525	15	(142)	6,398
Commercial	13,998	1	(440)	13,559
Non-agency residential	2,354	260	(10)	2,604
Total mortgage-backed securities	212,303	444	(6,075)	206,672
U.S. Treasury and agency securities	54,753	13	(1,794)	52,972
Non-U.S. securities	6,918	7	—	6,925
Other taxable securities, substantially all asset-backed securities	4,619	100	(5)	4,714
Total taxable securities	278,593	564	(7,874)	271,283
Tax-exempt securities	19,133	58	(114)	19,077
Total available-for-sale debt securities	297,726	622	(7,988)	290,360
Other debt securities carried at fair value	12,682	291	(35)	12,938
Total debt securities carried at fair value	310,408	913	(8,023)	303,298
Held-to-maturity debt securities, substantially all U.S. agency mortgage-backed securities	123,539	12	(4,419)	119,132
Total debt securities	$433,947	$925	$(12,442)	$422,430

	December 31, 2017
Available-for-sale debt securities
Mortgage-backed securities:
Agency	$194,119	$506	$(1,696)	$192,929
Agency-collateralized mortgage obligations	6,846	39	(81)	6,804
Commercial	13,864	28	(208)	13,684
Non-agency residential	2,410	267	(8)	2,669
Total mortgage-backed securities	217,239	840	(1,993)	216,086
U.S. Treasury and agency securities	54,523	18	(1,018)	53,523
Non-U.S. securities	6,669	9	(1)	6,677
Other taxable securities, substantially all asset-backed securities	5,699	73	(2)	5,770
Total taxable securities	284,130	940	(3,014)	282,056
Tax-exempt securities	20,541	138	(104)	20,575
Total available-for-sale debt securities	304,671	1,078	(3,118)	302,631
Other debt securities carried at fair value	12,273	252	(39)	12,486
Total debt securities carried at fair value	316,944	1,330	(3,157)	315,117
Held-to-maturity debt securities, substantially all U.S. agency mortgage-backed securities	125,013	111	(1,825)	123,299
Total debt securities	$441,957	$1,441	$(4,982)	$438,416
Available-for-sale marketable equity securities (1)	$27	$—	$(2)	$25

(1)	Classified in other assets on the Consolidated Balance Sheet.

Other Debt Securities Carried at Fair Value
(Dollars in millions)	March 31 2018	December 31 2017
Mortgage-backed securities:
Agency-collateralized mortgage obligations	$—	$5
Non-agency residential	2,736	2,764
Total mortgage-backed securities	2,736	2,769
Non-U.S. securities (1)	9,976	9,488
Other taxable securities, substantially all asset-backed securities	226	229
Total	$12,938	$12,486

(1)	These securities are primarily used to satisfy certain international regulatory liquidity requirements.

Certain prior period amounts have been reclassified to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.	10

Bank of America Corporation and Subsidiaries
Supplemental Financial Data
(Dollars in millions)

Fully taxable-equivalent (FTE) basis data (1)	First Quarter 2018	Fourth Quarter 2017	Third Quarter 2017	Second Quarter 2017	First Quarter 2017

Net interest income	$11,758	$11,713	$11,401	$11,223	$11,255
Total revenue, net of interest expense	23,275	20,687	22,079	23,066	22,445
Net interest yield	2.39%	2.39%	2.36%	2.34%	2.39%
Efficiency ratio	59.71	64.16	60.67	60.62	62.79

(1)
FTE basis is a non-GAAP financial measure. FTE basis is a performance measure used by management in operating the business that management believes provides investors with a more accurate picture of the interest margin for comparative purposes. The Corporation believes that this presentation allows for comparison of amounts from both taxable and tax-exempt sources and is consistent with industry practices. (See Exhibit A: Non-GAAP Reconciliations - Reconciliations to GAAP Financial Measures on pages 34-35.)

Certain prior period amounts have been reclassified to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.	11

Bank of America Corporation and Subsidiaries
Quarterly Results by Business Segment and All Other
(Dollars in millions)
	First Quarter 2018
	Total Corporation	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Net interest income (FTE basis)	$11,758	$6,510	$1,594	$2,640	$870	$144
Card income	1,457	1,279	21	135	22	—
Service charges	1,921	1,044	19	763	90	5
Investment and brokerage services	3,664	82	3,040	25	488	29
Investment banking income (loss)	1,353	—	84	744	609	(84)
Trading account profits (loss)	2,699	2	29	61	2,703	(96)
Other income (loss)	423	115	69	566	4	(331)
Total noninterest income	11,517	2,522	3,262	2,294	3,916	(477)
Total revenue, net of interest expense (FTE basis)	23,275	9,032	4,856	4,934	4,786	(333)
Provision for credit losses	834	935	38	16	(3)	(152)
Noninterest expense	13,897	4,480	3,428	2,195	2,818	976
Income (loss) before income taxes (FTE basis)	8,544	3,617	1,390	2,723	1,971	(1,157)
Income tax expense (benefit) (FTE basis)	1,626	922	355	707	513	(871)
Net income (loss)	$6,918	$2,695	$1,035	$2,016	$1,458	$(286)

Average
Total loans and leases	$931,915	$279,557	$159,095	$351,689	$73,763	$67,811
Total assets (1)	2,325,878	746,647	279,716	420,594	678,368	200,553
Total deposits	1,297,268	674,351	243,077	324,405	32,320	23,115
Period end
Total loans and leases	$934,078	$279,055	$159,636	$355,165	$75,638	$64,584
Total assets (1)	2,328,478	774,256	279,331	424,134	648,605	202,152
Total deposits	1,328,664	701,488	241,531	331,238	32,301	22,106

	Fourth Quarter 2017
	Total Corporation	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Net interest income (FTE basis)	$11,713	$6,354	$1,520	$2,719	$932	$188
Card income	1,555	1,354	43	134	24	—
Service charges	1,955	1,071	19	774	84	7
Investment and brokerage services	3,522	84	2,920	24	501	(7)
Investment banking income (loss)	1,418	—	71	811	597	(61)
Trading account profits	1,153	1	25	51	1,075	1
Other income (loss)	(629)	91	85	506	183	(1,494)
Total noninterest income	8,974	2,601	3,163	2,300	2,464	(1,554)
Total revenue, net of interest expense (FTE basis)	20,687	8,955	4,683	5,019	3,396	(1,366)
Provision for credit losses	1,001	886	6	132	162	(185)
Noninterest expense	13,274	4,507	3,473	2,161	2,614	519
Income (loss) before income taxes (FTE basis)	6,412	3,562	1,204	2,726	620	(1,700)
Income tax expense (FTE basis)	4,047	1,365	462	1,046	210	964
Net income (loss)	$2,365	$2,197	$742	$1,680	$410	$(2,664)

Average
Total loans and leases	$927,790	$275,716	$157,063	$350,262	$73,552	$71,197
Total assets (1)	2,301,687	737,755	276,153	419,513	659,411	208,855
Total deposits	1,293,572	665,536	240,126	329,761	34,250	23,899
Period end
Total loans and leases	$936,749	$280,473	$159,378	$350,668	$76,778	$69,452
Total assets (1)	2,281,234	749,325	284,321	424,533	629,007	194,048
Total deposits	1,309,545	676,530	246,994	329,273	34,029	22,719

(1)	Total assets include asset allocations to match liabilities (i.e., deposits).

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.	12

Bank of America Corporation and Subsidiaries
Quarterly Results by Business Segment and All Other (continued)
(Dollars in millions)
	First Quarter 2017
	Total Corporation	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Net interest income (FTE basis)	$11,255	$5,781	$1,560	$2,602	$1,049	$263
Card income	1,449	1,224	36	125	22	42
Service charges	1,918	1,050	20	765	77	6
Investment and brokerage services	3,417	82	2,791	17	531	(4)
Investment banking income (loss)	1,584	—	51	925	666	(58)
Trading account profits	2,331	—	59	32	2,177	63
Other income (loss)	491	147	75	489	186	(406)
Total noninterest income	11,190	2,503	3,032	2,353	3,659	(357)
Total revenue, net of interest expense (FTE basis)	22,445	8,284	4,592	4,955	4,708	(94)
Provision for credit losses	835	838	23	17	(17)	(26)
Noninterest expense	14,093	4,410	3,329	2,163	2,757	1,434
Income (loss) before income taxes (FTE basis)	7,517	3,036	1,240	2,775	1,968	(1,502)
Income tax expense (benefit) (FTE basis)	2,180	1,144	467	1,046	671	(1,148)
Net income (loss)	$5,337	$1,892	$773	$1,729	$1,297	$(354)

Average
Total loans and leases	$914,144	$257,945	$148,405	$342,857	$70,064	$94,873
Total assets (1)	2,231,649	707,647	293,432	415,908	607,010	207,652
Total deposits	1,256,632	635,594	257,386	305,197	33,158	25,297
Period end
Total loans and leases (2)	$915,747	$258,421	$149,110	$344,452	$71,053	$92,711
Total assets (1)	2,247,794	734,087	291,177	416,763	604,014	201,753
Total deposits	1,272,141	661,607	254,595	297,163	33,629	25,147

(1)	Total assets include asset allocations to match liabilities (i.e., deposits).

(2)
Includes $9.5 billion of non-U.S. credit card loans, which were included in assets of business held for sale on the Consolidated Balance Sheet and in All Other at March 31, 2017, and sold in the second quarter of 2017.

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.	13

Bank of America Corporation and Subsidiaries
Consumer Banking Segment Results
(Dollars in millions)
	First Quarter 2018	Fourth Quarter 2017	Third Quarter 2017	Second Quarter 2017	First Quarter 2017

Net interest income (FTE basis)	$6,510	$6,354	$6,212	$5,961	$5,781
Noninterest income:
Card income	1,279	1,354	1,243	1,248	1,224
Service charges	1,044	1,071	1,082	1,061	1,050
All other income	199	176	237	239	229
Total noninterest income	2,522	2,601	2,562	2,548	2,503
Total revenue, net of interest expense (FTE basis)	9,032	8,955	8,774	8,509	8,284

Provision for credit losses	935	886	967	834	838

Noninterest expense	4,480	4,507	4,460	4,411	4,410
Income before income taxes (FTE basis)	3,617	3,562	3,347	3,264	3,036
Income tax expense (FTE basis)	922	1,365	1,260	1,233	1,144
Net income	$2,695	$2,197	$2,087	$2,031	$1,892

Net interest yield (FTE basis)	3.73%	3.61%	3.56%	3.48%	3.50%
Return on average allocated capital (1)	30	24	22	22	21
Efficiency ratio (FTE basis)	49.60	50.33	50.83	51.84	53.24

Balance Sheet
Average
Total loans and leases	$279,557	$275,716	$268,810	$261,537	$257,945
Total earning assets (2)	707,754	699,004	692,122	686,064	668,865
Total assets (2)	746,647	737,755	731,077	724,753	707,647
Total deposits	674,351	665,536	658,974	652,787	635,594
Allocated capital (1)	37,000	37,000	37,000	37,000	37,000

Period end
Total loans and leases	$279,055	$280,473	$272,360	$265,938	$258,421
Total earning assets (2)	735,247	709,832	703,277	696,350	694,883
Total assets (2)	774,256	749,325	742,513	735,176	734,087
Total deposits	701,488	676,530	669,647	662,678	661,607

(1)
Return on average allocated capital is calculated as net income, adjusted for cost of funds and earnings credits and certain expenses related to intangibles, divided by average allocated capital. Other companies may define or calculate these measures differently.

(2)	Total earning assets and total assets include asset allocations to match liabilities (i.e., deposits) and allocated shareholders' equity.

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.	14

Bank of America Corporation and Subsidiaries
Consumer Banking Quarterly Results
(Dollars in millions)
	First Quarter 2018
	Total Consumer Banking	Deposits	Consumer Lending
Net interest income (FTE basis)	$6,510	$3,741	$2,769
Noninterest income:
Card income	1,279	2	1,277
Service charges	1,044	1,044	—
All other income	199	108	91
Total noninterest income	2,522	1,154	1,368
Total revenue, net of interest expense (FTE basis)	9,032	4,895	4,137

Provision for credit losses	935	41	894

Noninterest expense	4,480	2,651	1,829
Income before income taxes (FTE basis)	3,617	2,203	1,414
Income tax expense (FTE basis)	922	561	361
Net income	$2,695	$1,642	$1,053

Net interest yield (FTE basis)	3.73%	2.25%	4.09%
Return on average allocated capital (1)	30	55	17
Efficiency ratio (FTE basis)	49.60	54.15	44.21

Balance Sheet
Average
Total loans and leases	$279,557	$5,170	$274,387
Total earning assets (2)	707,754	673,641	274,748
Total assets (2)	746,647	701,418	285,864
Total deposits	674,351	668,983	5,368
Allocated capital (1)	37,000	12,000	25,000

Period end
Total loans and leases	$279,055	$5,111	$273,944
Total earning assets (2)	735,247	700,420	274,977
Total assets (2)	774,256	728,063	286,343
Total deposits	701,488	695,514	5,974

	Fourth Quarter 2017
	Total Consumer Banking	Deposits	Consumer Lending
Net interest income (FTE basis)	$6,354	$3,549	$2,805
Noninterest income:
Card income	1,354	2	1,352
Service charges	1,071	1,071	—
All other income	176	99	77
Total noninterest income	2,601	1,172	1,429
Total revenue, net of interest expense (FTE basis)	8,955	4,721	4,234

Provision for credit losses	886	53	833

Noninterest expense	4,507	2,678	1,829
Income before income taxes (FTE basis)	3,562	1,990	1,572
Income tax expense (FTE basis)	1,365	763	602
Net income	$2,197	$1,227	$970

Net interest yield (FTE basis)	3.61%	2.12%	4.10%
Return on average allocated capital (1)	24	41	15
Efficiency ratio (FTE basis)	50.33	56.73	43.20

Balance Sheet
Average
Total loans and leases	$275,716	$5,261	$270,455
Total earning assets (2)	699,004	664,054	271,129
Total assets (2)	737,755	691,610	282,324
Total deposits	665,536	659,238	6,298
Allocated capital (1)	37,000	12,000	25,000

Period end
Total loans and leases	$280,473	$5,143	$275,330
Total earning assets (2)	709,832	675,485	275,742
Total assets (2)	749,325	703,330	287,390
Total deposits	676,530	670,802	5,728

For footnotes see page 16.

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.	15

Bank of America Corporation and Subsidiaries
Consumer Banking Quarterly Results (continued)
(Dollars in millions)
	First Quarter 2017
	Total Consumer Banking	Deposits	Consumer Lending
Net interest income (FTE basis)	$5,781	$3,063	$2,718
Noninterest income:
Card income	1,224	2	1,222
Service charges	1,050	1,050	—
All other income	229	102	127
Total noninterest income	2,503	1,154	1,349
Total revenue, net of interest expense (FTE basis)	8,284	4,217	4,067

Provision for credit losses	838	55	783

Noninterest expense	4,410	2,527	1,883
Income before income taxes (FTE basis)	3,036	1,635	1,401
Income tax expense (FTE basis)	1,144	616	528
Net income	$1,892	$1,019	$873

Net interest yield (FTE basis)	3.50%	1.96%	4.34%
Return on average allocated capital (1)	21	34	14
Efficiency ratio (FTE basis)	53.24	59.94	46.29

Balance Sheet
Average
Total loans and leases	$257,945	$4,979	$252,966
Total earning assets (2)	668,865	634,704	254,066
Total assets (2)	707,647	661,769	265,783
Total deposits	635,594	629,337	6,257
Allocated capital (1)	37,000	12,000	25,000

Period end
Total loans and leases	$258,421	$4,938	$253,483
Total earning assets (2)	694,883	660,888	254,291
Total assets (2)	734,087	688,277	266,106
Total deposits	661,607	655,714	5,893

(1)
Return on average allocated capital is calculated as net income, adjusted for cost of funds and earnings credits and certain expenses related to intangibles, divided by average allocated capital. Other companies may define or calculate these measures differently.

(2)
For presentation purposes, in segments or businesses where the total of liabilities and equity exceeds assets, the Corporation allocates assets from All Other to match the segments' and businesses' liabilities and allocated shareholders' equity. As a result, total earning assets and total assets of the businesses may not equal total Consumer Banking.

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.	16

Bank of America Corporation and Subsidiaries
Consumer Banking Key Indicators
(Dollars in millions)
	First Quarter 2018	Fourth Quarter 2017	Third Quarter 2017	Second Quarter 2017	First Quarter 2017

Average deposit balances
Checking	$341,204	$334,345	$329,048	$325,503	$315,772
Savings	53,068	52,466	52,687	52,809	50,544
MMS	239,714	236,909	234,288	230,363	224,563
CDs and IRAs	37,366	38,732	40,067	41,196	41,923
Non-U.S. and other	2,999	3,084	2,884	2,916	2,792
Total average deposit balances	$674,351	$665,536	$658,974	$652,787	$635,594

Deposit spreads (excludes noninterest costs)
Checking	2.08%	2.03%	2.01%	2.03%	1.94%
Savings	2.37	2.34	2.35	2.30	2.21
MMS	1.85	1.70	1.66	1.71	1.24
CDs and IRAs	1.73	1.55	1.48	1.41	1.29
Non-U.S. and other	1.73	1.56	1.45	1.31	1.16
Total deposit spreads	2.00	1.91	1.88	1.89	1.67

Client brokerage assets	$182,110	$177,045	$167,274	$159,131	$153,786

Active digital banking users (units in thousands) (1)	35,518	34,855	34,472	33,971	33,702
Active mobile banking users (units in thousands)	24,801	24,238	23,572	22,898	22,217
Financial centers	4,435	4,470	4,511	4,542	4,559
ATMs	16,011	16,039	15,973	15,972	15,939

Total U.S. credit card (2)
Loans
Average credit card outstandings	$94,423	$93,531	$91,602	$89,464	$89,628
Ending credit card outstandings	93,014	96,274	92,602	90,776	88,552
Credit quality
Net charge-offs	$701	$655	$612	$640	$606
	3.01%	2.78%	2.65%	2.87%	2.74%
30+ delinquency	$1,795	$1,847	$1,657	$1,550	$1,580
	1.93%	1.92%	1.79%	1.71%	1.78%
90+ delinquency	$925	$900	$810	$772	$801
	0.99%	0.93%	0.87%	0.85%	0.90%
Other Total U.S. credit card indicators (2)
Gross interest yield	9.93%	9.75%	9.76%	9.54%	9.55%
Risk adjusted margin	8.32	8.74	8.63	8.40	8.89
New accounts (in thousands)	1,194	1,138	1,315	1,302	1,184
Purchase volumes	$61,347	$65,523	$62,244	$61,665	$55,321

Debit card data
Purchase volumes	$76,052	$77,912	$74,769	$75,349	$70,611

Loan production (3)
Total (4):
First mortgage	$9,424	$12,705	$13,183	$13,251	$11,442
Home equity	3,749	4,053	4,133	4,685	4,053
Consumer Banking:
First mortgage	$5,964	$8,386	$9,044	$9,006	$7,629
Home equity	3,345	3,595	3,722	4,215	3,667

(1)
Digital users represents mobile and/or online users across consumer businesses; historical information has been restated primarily due to the sale of the Corporation's non-U.S. consumer credit card business during the second quarter of 2017.

(2)	In addition to the U.S. credit card portfolio in Consumer Banking, the remaining U.S. credit card portfolio is primarily in GWIM.

(3)	The above loan production amounts represent the unpaid principal balance of loans and, in the case of home equity, the principal amount of the total line of credit.

(4)	In addition to loan production in Consumer Banking, there is also first mortgage and home equity loan production in GWIM.

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.	17

Bank of America Corporation and Subsidiaries
Global Wealth & Investment Management Segment Results
(Dollars in millions)
	First Quarter 2018	Fourth Quarter 2017	Third Quarter 2017	Second Quarter 2017	First Quarter 2017

Net interest income (FTE basis)	$1,594	$1,520	$1,496	$1,597	$1,560
Noninterest income:
Investment and brokerage services	3,040	2,920	2,854	2,829	2,791
All other income	222	243	270	269	241
Total noninterest income	3,262	3,163	3,124	3,098	3,032
Total revenue, net of interest expense (FTE basis)	4,856	4,683	4,620	4,695	4,592

Provision for credit losses	38	6	16	11	23

Noninterest expense	3,428	3,473	3,371	3,392	3,329
Income before income taxes (FTE basis)	1,390	1,204	1,233	1,292	1,240
Income tax expense (FTE basis)	355	462	464	488	467
Net income	$1,035	$742	$769	$804	$773

Net interest yield (FTE basis)	2.46%	2.32%	2.29%	2.41%	2.28%
Return on average allocated capital (1)	29	21	22	23	22
Efficiency ratio (FTE basis)	70.60	74.14	72.95	72.24	72.51

Balance Sheet
Average
Total loans and leases	$159,095	$157,063	$154,333	$150,812	$148,405
Total earning assets (2)	262,775	259,550	259,564	265,845	277,989
Total assets (2)	279,716	276,153	275,570	281,167	293,432
Total deposits	243,077	240,126	239,647	245,329	257,386
Allocated capital (1)	14,500	14,000	14,000	14,000	14,000

Period end
Total loans and leases	$159,636	$159,378	$155,871	$153,468	$149,110
Total earning assets (2)	262,430	267,026	259,548	258,744	275,214
Total assets (2)	279,331	284,321	276,187	274,746	291,177
Total deposits	241,531	246,994	237,771	237,131	254,595

(1)
Return on average allocated capital is calculated as net income, adjusted for cost of funds and earnings credits and certain expenses related to intangibles, divided by average allocated capital. Other companies may define or calculate these measures differently.

(2)	Total earning assets and total assets include asset allocations to match liabilities (i.e., deposits) and allocated shareholders' equity.

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.	18

Bank of America Corporation and Subsidiaries
Global Wealth & Investment Management Key Indicators
(Dollars in millions, except as noted)
	First Quarter 2018	Fourth Quarter 2017	Third Quarter 2017	Second Quarter 2017	First Quarter 2017

Revenue by Business
Merrill Lynch Global Wealth Management	$3,996	$3,836	$3,796	$3,874	$3,782
U.S. Trust	860	845	822	819	809
Other	—	2	2	2	1
Total revenue, net of interest expense (FTE basis)	$4,856	$4,683	$4,620	$4,695	$4,592

Client Balances by Business, at period end
Merrill Lynch Global Wealth Management	$2,284,803	$2,305,664	$2,245,499	$2,196,238	$2,167,536
U.S. Trust	440,683	446,199	430,684	421,180	417,841
Total client balances	$2,725,486	$2,751,863	$2,676,183	$2,617,418	$2,585,377

Client Balances by Type, at period end
Assets under management (1)	$1,084,717	$1,080,747	$1,036,048	$990,709	$946,778
Brokerage and other assets	1,236,799	1,261,990	1,243,858	1,233,313	1,232,195
Deposits	241,531	246,994	237,771	237,131	254,595
Loans and leases (2)	162,439	162,132	158,506	156,265	151,809
Total client balances	$2,725,486	$2,751,863	$2,676,183	$2,617,418	$2,585,377

Assets Under Management Rollforward
Assets under management, beginning balance	$1,080,747	$1,036,048	$990,709	$946,778	$886,148
Net client flows	24,240	18,228	20,749	27,516	29,214
Market valuation/other	(20,270)	26,471	24,590	16,415	31,416
Total assets under management, ending balance	$1,084,717	$1,080,747	$1,036,048	$990,709	$946,778

Associates, at period end (3)
Number of financial advisors	17,367	17,355	17,221	17,017	16,678
Total wealth advisors, including financial advisors	19,276	19,238	19,108	18,881	18,538
Total primary sales professionals, including financial advisors and wealth advisors	20,398	20,344	20,115	19,863	19,536

Merrill Lynch Global Wealth Management Metric
Financial advisor productivity (4) (in thousands)	$1,038	$994	$994	$1,040	$993

U.S. Trust Metric, at period end
Primary sales professionals	1,737	1,714	1,696	1,665	1,657

(1)	Defined as managed assets under advisory and/or discretion of GWIM.

(2)	Includes margin receivables which are classified in customer and other receivables on the Consolidated Balance Sheet.

(3)
Includes financial advisors in the Consumer Banking segment of 2,538, 2,402, 2,267, 2,206 and 2,121 at March 31, 2018, December 31, 2017, September 30, 2017, June 30, 2017 and March 31, 2017, respectively.

(4)
Financial advisor productivity is defined as annualized Merrill Lynch Global Wealth Management total revenue, excluding the allocation of certain ALM activities, divided by the total average number of financial advisors (excluding financial advisors in the Consumer Banking segment).

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.	19

Bank of America Corporation and Subsidiaries
Global Banking Segment Results
(Dollars in millions)
	First Quarter 2018	Fourth Quarter 2017	Third Quarter 2017	Second Quarter 2017	First Quarter 2017

Net interest income (FTE basis)	$2,640	$2,719	$2,642	$2,541	$2,602
Noninterest income:
Service charges	763	774	776	809	765
Investment banking fees	744	811	806	929	925
All other income	787	715	763	760	663
Total noninterest income	2,294	2,300	2,345	2,498	2,353
Total revenue, net of interest expense (FTE basis)	4,934	5,019	4,987	5,039	4,955

Provision for credit losses	16	132	48	15	17

Noninterest expense	2,195	2,161	2,119	2,154	2,163
Income before income taxes (FTE basis)	2,723	2,726	2,820	2,870	2,775
Income tax expense (FTE basis)	707	1,046	1,062	1,084	1,046
Net income	$2,016	$1,680	$1,758	$1,786	$1,729

Net interest yield (FTE basis)	2.96%	3.00%	2.94%	2.85%	2.93%
Return on average allocated capital (1)	20	17	17	18	18
Efficiency ratio (FTE basis)	44.47	43.02	42.52	42.72	43.66

Balance Sheet
Average
Total loans and leases	$351,689	$350,262	$346,093	$345,063	$342,857
Total earning assets (2)	361,822	359,199	357,014	357,407	359,605
Total assets (2)	420,594	419,513	414,755	413,950	415,908
Total deposits	324,405	329,761	315,692	300,483	305,197
Allocated capital (1)	41,000	40,000	40,000	40,000	40,000

Period end
Total loans and leases	$355,165	$350,668	$349,838	$344,457	$344,452
Total earning assets (2)	365,895	365,560	364,591	353,649	360,288
Total assets (2)	424,134	424,533	423,185	410,580	416,763
Total deposits	331,238	329,273	319,545	303,205	297,163

(1)
Return on average allocated capital is calculated as net income, adjusted for cost of funds and earnings credits and certain expenses related to intangibles, divided by average allocated capital. Other companies may define or calculate these measures differently.

(2)	Total earning assets and total assets include asset allocations to match liabilities (i.e., deposits) and allocated shareholders' equity.

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.	20

Bank of America Corporation and Subsidiaries
Global Banking Key Indicators
(Dollars in millions)
	First Quarter 2018	Fourth Quarter 2017	Third Quarter 2017	Second Quarter 2017	First Quarter 2017

Investment Banking fees (1)
Advisory (2)	$276	$381	$321	$465	$390
Debt issuance	356	336	397	361	412
Equity issuance	112	94	88	103	123
Total Investment Banking fees (3)	$744	$811	$806	$929	$925

Business Lending
Corporate	$1,050	$1,065	$1,127	$1,093	$1,102
Commercial	975	1,094	1,090	1,052	1,044
Business Banking	99	103	101	99	101
Total Business Lending revenue	$2,124	$2,262	$2,318	$2,244	$2,247

Global Transaction Services
Corporate	$882	$852	$840	$833	$797
Commercial	816	800	758	752	707
Business Banking	232	224	217	211	197
Total Global Transaction Services revenue	$1,930	$1,876	$1,815	$1,796	$1,701

Average deposit balances
Interest-bearing	$113,312	$106,537	$94,232	$77,490	$70,831
Noninterest-bearing	211,093	223,224	221,460	222,993	234,366
Total average deposits	$324,405	$329,761	$315,692	$300,483	$305,197

Loan spread	1.53%	1.56%	1.56%	1.56%	1.65%

Provision for credit losses	$16	$132	$48	$15	$17

Credit quality (4, 5)
Reservable utilized criticized exposure	$11,865	$12,038	$13,273	$14,074	$14,567
	3.13%	3.21%	3.55%	3.80%	3.95%

Nonperforming loans, leases and foreclosed properties	$1,286	$1,118	$1,123	$1,345	$1,527
	0.36%	0.32%	0.32%	0.39%	0.44%

Average loans and leases by product
U.S. commercial	$200,726	$201,432	$197,841	$200,577	$198,620
Non-U.S. commercial	78,716	77,339	76,226	72,729	72,261
Commercial real estate	49,777	49,194	49,247	49,122	48,818
Commercial lease financing	22,469	22,297	22,778	22,634	23,152
Other	1	—	1	1	6
Total average loans and leases	$351,689	$350,262	$346,093	$345,063	$342,857

Total Corporation Investment Banking fees
Advisory (2)	$296	$429	$374	$483	$405
Debt issuance	827	846	962	901	926
Equity issuance	314	204	193	231	312
Total investment banking fees including self-led deals	1,437	1,479	1,529	1,615	1,643
Self-led deals	(84)	(61)	(52)	(83)	(59)
Total Investment Banking fees	$1,353	$1,418	$1,477	$1,532	$1,584

(1)	Investment banking fees represent total investment banking fees for Global Banking inclusive of self-led deals and fees included within Business Lending.

(2)	Advisory includes fees on debt and equity advisory and mergers and acquisitions.

(3)	Investment banking fees represent only the fee component in Global Banking and do not include certain other items shared with the Investment Banking Group under internal revenue sharing agreements.

(4)
Criticized exposure corresponds to the Special Mention, Substandard and Doubtful asset categories defined by regulatory authorities. The reservable criticized exposure is on an end-of-period basis and is also shown as a percentage of total commercial utilized reservable criticized exposure, including loans and leases, standby letters of credit, financial guarantees, commercial letters of credit and bankers' acceptances.

(5)	Nonperforming loans, leases and foreclosed properties are on an end-of-period basis. The nonperforming ratio is nonperforming assets divided by loans, leases and foreclosed properties.

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.	21

Bank of America Corporation and Subsidiaries
Investment Banking Product Rankings

	Three Months Ended March 31, 2018
	Global		U.S.
	Product Ranking	Market Share	Product Ranking	Market Share
Net investment banking revenue	4	5.7%	4	7.8%
Announced mergers and acquisitions	4	20.9	5	20.2
Equity capital markets	5	5.9	5	8.8
Debt capital markets	3	6.3	1	11.0
High-yield corporate debt	4	5.6	4	7.6
Leveraged loans	1	9.9	1	12.7
Mortgage-backed securities	3	10.3	4	12.2
Asset-backed securities	2	10.7	2	12.4
Convertible debt	3	7.5	2	17.7
Common stock underwriting	5	5.7	6	6.7
Investment-grade corporate debt	1	6.7	1	13.4
Syndicated loans	2	9.8	2	13.3
Source: Dealogic data as of April 2, 2018. Figures above include self-led transactions.

•	Rankings based on deal volumes except for net investment banking revenue rankings which reflect fees.

•	Debt capital markets excludes loans but includes agencies.

•	Mergers and acquisitions fees included in net investment banking revenue reflect 10 percent fee credit at announcement and 90 percent fee credit at completion as per Dealogic.

•	Mergers and acquisitions volume rankings are for announced transactions and provide credit to all investment banks advising either side of the transaction.

•	Each advisor receives full credit for the deal amount unless advising a minor stakeholder.
Highlights

Global top 3 rankings in:
Leveraged loans	Investment-grade corporate debt
Mortgage-backed securities	Syndicated loans
Asset-backed securities	Debt capital markets
Convertible debt

U.S. top 3 rankings in:
Leveraged loans	Investment-grade corporate debt
Asset-backed securities	Syndicated loans
Convertible debt	Debt capital markets

Top 3 rankings excluding self-led deals:

Global:	Leveraged loans, Mortgage-backed securities, Asset-backed securities, Convertible debt, Investment-grade corporate debt, Syndicated loans, Debt capital markets

U.S.:	Leveraged loans, Asset-backed securities, Convertible debt, Investment-grade corporate debt, Syndicated loans, Debt capital markets

Current period information is preliminary and based on company data available at the time of the presentation.	22

Bank of America Corporation and Subsidiaries
Global Markets Segment Results
(Dollars in millions)
	First Quarter 2018	Fourth Quarter 2017	Third Quarter 2017	Second Quarter 2017	First Quarter 2017

Net interest income (FTE basis)	$870	$932	$899	$864	$1,049
Noninterest income:
Investment and brokerage services	488	501	496	521	531
Investment banking fees	609	597	624	590	666
Trading account profits	2,703	1,075	1,714	1,743	2,177
All other income	116	291	168	229	285
Total noninterest income	3,916	2,464	3,002	3,083	3,659
Total revenue, net of interest expense (FTE basis) (1)	4,786	3,396	3,901	3,947	4,708

Provision for credit losses	(3)	162	(6)	25	(17)

Noninterest expense	2,818	2,614	2,711	2,650	2,757
Income before income taxes (FTE basis)	1,971	620	1,196	1,272	1,968
Income tax expense (FTE basis)	513	210	440	442	671
Net income	$1,458	$410	$756	$830	$1,297

Return on average allocated capital (2)	17%	5%	9%	10%	15%
Efficiency ratio (FTE basis)	58.87	77.01	69.48	67.12	58.56

Balance Sheet
Average
Total trading-related assets (3)	$463,169	$449,737	$442,283	$452,563	$422,359
Total loans and leases	73,763	73,552	72,347	69,638	70,064
Total earning assets (3)	486,107	464,171	446,754	456,588	429,906
Total assets	678,368	659,411	642,430	645,227	607,010
Total deposits	32,320	34,250	32,125	31,919	33,158
Allocated capital (2)	35,000	35,000	35,000	35,000	35,000

Period end
Total trading-related assets (3)	$450,512	$419,375	$426,371	$436,193	$418,259
Total loans and leases	75,638	76,778	76,225	73,973	71,053
Total earning assets (3)	478,857	449,314	441,656	448,613	425,582
Total assets	648,605	629,007	629,270	633,193	604,014
Total deposits	32,301	34,029	33,382	33,363	33,629

Trading-related assets (average)
Trading account securities	$210,278	$225,330	$216,988	$221,569	$203,866
Reverse repurchases	123,948	107,125	101,556	101,551	96,835
Securities borrowed	82,376	77,580	81,950	88,041	81,312
Derivative assets	46,567	39,702	41,789	41,402	40,346
Total trading-related assets (3)	$463,169	$449,737	$442,283	$452,563	$422,359

(1)
Substantially all of Global Markets total revenue is sales and trading revenue and investment banking fees, with a small portion related to certain revenue sharing agreements with other business segments. For additional sales and trading revenue information, see page 24.

(2)
Return on average allocated capital is calculated as net income, adjusted for cost of funds and earnings credits and certain expenses related to intangibles, divided by average allocated capital. Other companies may define or calculate these measures differently.

(3)	Trading-related assets include derivative assets, which are considered non-earning assets.

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.	23

Bank of America Corporation and Subsidiaries
Global Markets Key Indicators
(Dollars in millions)
	First Quarter 2018	Fourth Quarter 2017	Third Quarter 2017	Second Quarter 2017	First Quarter 2017

Sales and trading revenue (1)
Fixed income, currency and commodities	$2,614	$1,597	$2,152	$2,106	$2,810
Equities	1,503	942	977	1,104	1,089
Total sales and trading revenue	$4,117	$2,539	$3,129	$3,210	$3,899

Sales and trading revenue, excluding debit valuation adjustment (2)
Fixed income, currency and commodities	$2,536	$1,709	$2,166	$2,254	$2,930
Equities	1,517	948	984	1,115	1,099
Total sales and trading revenue, excluding debit valuation adjustment	$4,053	$2,657	$3,150	$3,369	$4,029

Sales and trading revenue breakdown
Net interest income	$743	$805	$777	$749	$929
Commissions	476	492	487	514	524
Trading	2,702	1,075	1,712	1,743	2,176
Other	196	167	153	204	270
Total sales and trading revenue	$4,117	$2,539	$3,129	$3,210	$3,899

(1)
Includes Global Banking sales and trading revenue of $166 million for the first quarter of 2018, and $61 million, $61 million, $56 million and $58 million for the fourth, third, second and first quarters of 2017, respectively.

(2)
For this presentation, sales and trading revenue excludes net debit valuation adjustment (DVA) gains (losses) which include net DVA on derivatives, as well as amortization of own credit portion of purchase discount and realized DVA on structured liabilities. Sales and trading revenue excluding net DVA gains (losses) represents a non-GAAP financial measure. We believe the use of this non-GAAP financial measure provides additional useful information to assess the underlying performance of these businesses and to allow better comparison of period-to-period operating performance.

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.	24

Bank of America Corporation and Subsidiaries
All Other Results (1)
(Dollars in millions)
	First Quarter 2018	Fourth Quarter 2017	Third Quarter 2017	Second Quarter 2017	First Quarter 2017

Net interest income (FTE basis)	$144	$188	$152	$260	$263
Noninterest income (loss)	(477)	(1,554)	(355)	616	(357)
Total revenue, net of interest expense (FTE basis)	(333)	(1,366)	(203)	876	(94)

Provision for credit losses	(152)	(185)	(191)	(159)	(26)

Noninterest expense	976	519	733	1,375	1,434
Loss before income taxes (FTE basis)	(1,157)	(1,700)	(745)	(340)	(1,502)
Income tax expense (benefit) (FTE basis)	(871)	964	(799)	5	(1,148)
Net income (loss)	$(286)	$(2,664)	$54	$(345)	$(354)

Balance Sheet
Average
Total loans and leases	$67,811	$71,197	$76,546	$87,667	$94,873
Total assets (2)	200,553	208,855	207,272	204,196	207,652
Total deposits	23,115	23,899	25,273	26,320	25,297

Period end
Total loans and leases (3)	$64,584	$69,452	$72,823	$78,830	$92,711
Total assets (4)	202,152	194,048	213,019	201,019	201,753
Total deposits	22,106	22,719	24,072	26,603	25,147

(1)
All Other consists of ALM activities, equity investments, non-core mortgage loans and servicing activities, the net impact of periodic revisions to the MSR valuation model for both core and non-core MSRs and the related economic hedge results, liquidating businesses and residual expense allocations. ALM activities encompass certain residential mortgages, debt securities, interest rate and foreign currency risk management activities, the impact of certain allocation methodologies and hedge ineffectiveness. The results of certain ALM activities are allocated to our business segments. Equity investments include our merchant services joint venture, as well as a portfolio of equity, real estate and other alternative investments.

(2)
Includes elimination of segments' excess asset allocations to match liabilities (i.e., deposits) and allocated shareholders' equity of $514.6 billion for the first quarter of 2018, and $508.6 billion, $510.1 billion, $521.8 billion and $522.0 billion for the fourth, third, second, and first quarters of 2017, respectively.

(3)
Includes $9.5 billion of non-U.S. credit card loans, which were included in assets of business held for sale on the Consolidated Balance Sheet at March 31, 2017. During the second quarter of 2017, the Corporation sold its non-U.S. consumer credit card business.

(4)
Includes elimination of segments' excess asset allocations to match liabilities (i.e., deposits) and allocated shareholders' equity of $543.3 billion, $520.4 billion, $515.0 billion, $517.7 billion and $543.4 billion at March 31, 2018, December 31, 2017, September 30, 2017, June 30, 2017 and March 31, 2017, respectively.

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.	25

Bank of America Corporation and Subsidiaries
Outstanding Loans and Leases
(Dollars in millions)
	March 31 2018	December 31 2017	March 31 2017
Consumer
Residential mortgage (1)	$204,112	$203,811	$193,843
Home equity	55,308	57,744	63,915
U.S. credit card	93,014	96,285	88,552
Non-U.S. credit card (2)	—	—	9,505
Direct/Indirect consumer (3)	91,213	93,830	92,794
Other consumer (4)	2,860	2,678	2,539
Total consumer loans excluding loans accounted for under the fair value option	446,507	454,348	451,148
Consumer loans accounted for under the fair value option (5)	894	928	1,032
Total consumer	447,401	455,276	452,180

Commercial
U.S. commercial (6)	302,368	298,485	288,170
Non-U.S. commercial	97,365	97,792	89,179
Commercial real estate (7)	60,085	58,298	57,849
Commercial lease financing	21,764	22,116	21,873
Total commercial loans excluding loans accounted for under the fair value option	481,582	476,691	457,071
Commercial loans accounted for under the fair value option (5)	5,095	4,782	6,496
Total commercial	486,677	481,473	463,567
Less: Loans of business held for sale (8)	—	—	(9,505)
Total loans and leases	$934,078	$936,749	$906,242

(1)	Includes pay option loans of $1.3 billion, $1.4 billion and $1.8 billion at March 31, 2018, December 31, 2017 and March 31, 2017, respectively. The Corporation no longer originates pay option loans.

(2)	During the second quarter of 2017, the Corporation sold its non-U.S. consumer credit card business.

(3)
Includes auto and specialty lending loans of $49.1 billion, $49.9 billion and $48.7 billion, unsecured consumer lending loans of $428 million, $469 million and $530 million, U.S. securities-based lending loans of $38.1 billion, $39.8 billion and $39.5 billion, non-U.S. consumer loans of $2.9 billion, $3.0 billion and $2.9 billion, student loans of $0, $0 and $479 million and other consumer loans of $676 million, $684 million and $644 million at March 31, 2018, December 31, 2017 and March 31, 2017, respectively.

(4)
Includes consumer finance loans of $0, $0 and $441 million, consumer leases of $2.7 billion, $2.5 billion and $2.0 billion and consumer overdrafts of $129 million, $163 million and $124 million at March 31, 2018, December 31, 2017 and March 31, 2017, respectively.

(5)
Consumer loans accounted for under the fair value option were residential mortgage loans of $523 million, $567 million and $694 million and home equity loans of $371 million, $361 million and $338 million at March 31, 2018, December 31, 2017 and March 31, 2017, respectively. Commercial loans accounted for under the fair value option were U.S. commercial loans of $3.2 billion, $2.6 billion and $3.5 billion and non-U.S. commercial loans of $1.9 billion, $2.2 billion and $3.0 billion at March 31, 2018, December 31, 2017 and March 31, 2017, respectively.

(6)	Includes U.S. small business commercial loans, including card-related products, of $13.9 billion, $13.6 billion and $13.3 billion at March 31, 2018, December 31, 2017 and March 31, 2017, respectively.

(7)
Includes U.S. commercial real estate loans of $55.6 billion, $54.8 billion and $54.7 billion and non-U.S. commercial real estate loans of $4.5 billion, $3.5 billion and $3.1 billion at March 31, 2018, December 31, 2017 and March 31, 2017, respectively.

(8)	Represents non-U.S. credit card loans, which were included in assets of business held for sale on the Consolidated Balance Sheet. See footnote 2 for more information.

Certain prior period amounts have been reclassified to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.	26

Bank of America Corporation and Subsidiaries
Quarterly Average Loans and Leases by Business Segment and All Other
(Dollars in millions)
	First Quarter 2018
	Total Corporation	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Consumer
Residential mortgage	$204,830	$77,265	$72,587	$—	$—	$54,978
Home equity	56,952	39,407	3,997	—	362	13,186
U.S. credit card	94,423	91,372	3,051	—	—	—
Direct/Indirect consumer	92,478	50,063	42,413	—	—	2
Other consumer	2,814	2,804	6	1	—	3
Total consumer	451,497	260,911	122,054	1	362	68,169

Commercial
U.S. commercial	299,850	18,626	33,333	200,726	46,933	232
Non-U.S. commercial	99,504	—	27	78,716	20,737	24
Commercial real estate	59,231	20	3,678	49,777	5,731	25
Commercial lease financing	21,833	—	3	22,469	—	(639)
Total commercial	480,418	18,646	37,041	351,688	73,401	(358)
Total loans and leases	$931,915	$279,557	$159,095	$351,689	$73,763	$67,811

	Fourth Quarter 2017
	Total Corporation	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Consumer
Residential mortgage	$202,155	$73,137	$71,222	$—	$—	$57,796
Home equity	59,059	40,537	4,201	—	360	13,961
U.S. credit card	93,531	90,479	3,052	—	—	—
Direct/Indirect consumer	93,547	50,535	43,009	—	—	3
Other consumer	2,566	2,562	3	—	—	1
Total consumer	450,858	257,250	121,487	—	360	71,761

Commercial
U.S. commercial	297,851	18,448	32,035	201,432	45,719	217
Non-U.S. commercial	98,692	—	25	77,339	21,226	102
Commercial real estate	58,983	18	3,513	49,194	6,228	30
Commercial lease financing	21,406	—	3	22,297	19	(913)
Total commercial	476,932	18,466	35,576	350,262	73,192	(564)
Total loans and leases	$927,790	$275,716	$157,063	$350,262	$73,552	$71,197

	First Quarter 2017
	Total Corporation	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Consumer
Residential mortgage	$193,627	$58,521	$66,151	$5	$—	$68,950
Home equity	65,508	43,785	4,754	1	343	16,625
U.S. credit card	89,628	86,677	2,951	—	—	—
Non-U.S. credit card (1)	9,367	—	—	—	—	9,367
Direct/Indirect consumer	93,291	49,448	43,351	—	—	492
Other consumer	2,547	2,086	4	—	—	457
Total consumer	453,968	240,517	117,211	6	343	95,891

Commercial
U.S. commercial	287,468	17,409	28,192	198,620	43,119	128
Non-U.S. commercial	92,821	—	21	72,261	20,526	13
Commercial real estate	57,764	19	2,978	48,818	5,887	62
Commercial lease financing	22,123	—	3	23,152	189	(1,221)
Total commercial	460,176	17,428	31,194	342,851	69,721	(1,018)
Total loans and leases (1)	$914,144	$257,945	$148,405	$342,857	$70,064	$94,873

(1)
Non-U.S. credit card loans were included in assets of business held for sale on the Consolidated Balance Sheet. During the second quarter of 2017, the Corporation sold its non-U.S. consumer credit card business.

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.	27

Bank of America Corporation and Subsidiaries
Commercial Credit Exposure by Industry (1, 2, 3, 4)
(Dollars in millions)
	Commercial Utilized			Total Commercial Committed
	March 31 2018	December 31 2017	March 31 2017	March 31 2018	December 31 2017	March 31 2017
Asset managers and funds	$70,819	$59,190	$56,009	$103,466	$91,092	$83,888
Real estate (5)	64,507	61,940	63,384	88,750	83,773	85,286
Capital goods	39,560	36,705	34,234	73,650	70,417	64,304
Healthcare equipment and services	37,456	37,780	38,737	58,960	57,256	62,117
Government and public education	47,499	48,684	45,843	57,269	58,067	54,354
Finance companies	31,984	34,050	32,051	52,392	53,107	49,053
Materials	26,213	24,001	23,645	50,569	47,386	46,485
Retailing	25,679	26,117	25,273	45,241	48,796	47,315
Food, beverage and tobacco	22,351	23,252	21,205	44,620	42,815	41,273
Consumer services	27,160	27,191	28,994	43,005	43,605	44,141
Media	13,089	19,155	13,156	36,778	33,955	25,492
Commercial services and supplies	22,686	22,100	21,372	36,387	35,496	34,164
Energy	15,888	16,345	18,002	35,564	36,765	37,920
Global commercial banks	28,142	29,491	27,413	30,218	31,764	30,831
Transportation	21,652	21,704	19,645	30,121	29,946	27,609
Utilities	11,515	11,342	12,805	28,639	27,935	27,925
Individuals and trusts	19,276	18,549	16,404	25,161	25,097	22,854
Technology hardware and equipment	10,116	10,728	10,863	21,691	22,071	25,278
Software and services	7,971	8,562	9,540	20,757	18,202	19,084
Vehicle dealers	16,621	16,896	16,275	20,409	20,361	19,688
Pharmaceuticals and biotechnology	4,785	5,653	5,943	20,116	18,623	18,858
Consumer durables and apparel	9,286	8,859	8,225	18,535	17,296	17,315
Automobiles and components	7,097	5,988	5,744	13,993	13,318	13,111
Insurance	6,230	6,411	6,724	12,853	12,990	13,779
Telecommunication services	6,234	6,389	7,020	12,823	13,108	17,593
Food and staples retailing	5,298	4,955	5,724	11,452	15,589	9,565
Religious and social organizations	3,823	4,454	4,732	5,697	6,318	6,419
Financial markets infrastructure (clearinghouses)	1,499	688	922	3,261	2,403	2,917
Other	5,252	3,621	4,338	5,247	3,616	4,341
Total commercial credit exposure by industry	$609,688	$600,800	$584,222	$1,007,624	$981,167	$952,959

(1)
Includes loans and leases, standby letters of credit and financial guarantees, derivative assets, assets held-for-sale, commercial letters of credit, bankers' acceptances, securitized assets, foreclosed properties and other collateral acquired. Derivative assets are carried at fair value, reflect the effects of legally enforceable master netting agreements and have been reduced by cash collateral of $36.5 billion, $34.6 billion and $35.5 billion at March 31, 2018, December 31, 2017 and March 31, 2017, respectively. Not reflected in utilized and committed exposure is additional non-cash derivative collateral held of $33.7 billion, $26.2 billion and $24.8 billion, which consists primarily of other marketable securities, at March 31, 2018, December 31, 2017 and March 31, 2017, respectively.

(2)
Total utilized and total committed exposure includes loans of $5.1 billion, $4.8 billion and $6.5 billion and issued letters of credit with a notional amount of $193 million, $232 million and $308 million accounted for under the fair value option at March 31, 2018, December 31, 2017 and March 31, 2017, respectively. In addition, total committed exposure includes unfunded loan commitments accounted for under the fair value option with a notional amount of $4.2 billion, $4.6 billion and $5.6 billion at March 31, 2018, December 31, 2017 and March 31, 2017, respectively.

(3)	Includes U.S. small business commercial exposure.

(4)	Includes the notional amount of unfunded legally binding lending commitments net of amounts distributed (e.g., syndicated or participated) to other financial institutions.

(5)
Industries are viewed from a variety of perspectives to best isolate the perceived risks. For purposes of this table, the real estate industry is defined based on the borrowers' or counterparties' primary business activity using operating cash flows and primary source of repayment as key factors.

Certain prior period amounts have been reclassified to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.	28

Bank of America Corporation and Subsidiaries
Top 20 Non-U.S. Countries Exposure
(Dollars in millions)
	Funded Loans and Loan Equivalents (1)	Unfunded Loan Commitments	Net Counterparty Exposure	Securities/ Other Investments (2)	Country Exposure at March 31 2018	Hedges and Credit Default Protection (3)	Net Country Exposure at March 31 2018 (4)	Increase (Decrease) from December 31 2017
United Kingdom	$26,362	$18,105	$6,710	$1,478	$52,655	$(5,714)	$46,941	$9,346
Germany	18,749	8,751	1,590	1,766	30,856	(3,250)	27,606	6,103
Canada	7,262	7,373	1,838	2,020	18,493	(844)	17,649	(1,074)
China	13,118	940	1,293	1,255	16,606	(282)	16,324	399
Japan	12,992	639	1,318	473	15,422	(1,472)	13,950	4,860
France	5,539	5,818	2,436	3,070	16,863	(5,098)	11,765	1,222
India	7,332	357	344	3,366	11,399	(78)	11,321	824
Brazil	7,309	1,078	606	2,796	11,789	(532)	11,257	541
Australia	5,422	2,879	566	1,618	10,485	(431)	10,054	(535)
Netherlands	6,897	2,332	769	1,287	11,285	(1,785)	9,500	1,033
Hong Kong	7,388	188	559	1,051	9,186	(79)	9,107	429
South Korea	5,054	609	632	2,736	9,031	(357)	8,674	773
Switzerland	4,951	2,966	215	229	8,361	(1,122)	7,239	1,442
Singapore	3,488	153	591	2,316	6,548	(76)	6,472	209
Mexico	3,088	1,954	112	248	5,402	(485)	4,917	(570)
Spain	2,618	1,062	193	1,440	5,313	(730)	4,583	1,475
Belgium	2,741	968	112	1,077	4,898	(411)	4,487	522
Italy	2,947	1,491	520	825	5,783	(1,350)	4,433	187
United Arab Emirates	2,824	349	273	60	3,506	(42)	3,464	77
Turkey	2,707	83	49	321	3,160	(12)	3,148	159
Total top 20 non-U.S. countries exposure	$148,788	$58,095	$20,726	$29,432	$257,041	$(24,150)	$232,891	$27,422

(1)
Includes loans, leases, and other extensions of credit and funds, including letters of credit and due from placements, which have not been reduced by collateral, hedges or credit default protection. Funded loans and loan equivalents are reported net of charge-offs but prior to any allowance for loan and lease losses.

(2)
Long securities exposures are netted on a single-name basis to, but not below, zero by short exposures and net credit default swaps purchased, consisting of single-name and net indexed and tranched credit default swaps.

(3)
Represents credit default protection purchased, net of credit default protection sold, which is used to mitigate the Corporation's risk to country exposures as listed, consisting of net single-name and net indexed and tranched credit default swaps. Amounts are calculated based on the credit default swaps notional amount assuming a zero recovery rate less any fair value receivable or payable.

(4)	Represents country exposure less hedges and credit default protection purchased, net of credit default protection sold.

Certain prior period amounts have been reclassified to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.	29

Bank of America Corporation and Subsidiaries
Nonperforming Loans, Leases and Foreclosed Properties
(Dollars in millions)
	March 31 2018	December 31 2017	September 30 2017	June 30 2017	March 31 2017
Residential mortgage	$2,262	$2,476	$2,518	$2,579	$2,729
Home equity	2,598	2,644	2,691	2,681	2,796
Direct/Indirect consumer	46	46	43	19	19
Other consumer	—	—	—	3	2
Total consumer	4,906	5,166	5,252	5,282	5,546
U.S. commercial	1,059	814	863	1,039	1,246
Non-U.S. commercial	255	299	244	269	311
Commercial real estate	73	112	130	123	74
Commercial lease financing	27	24	26	28	37
	1,414	1,249	1,263	1,459	1,668
U.S. small business commercial	58	55	55	61	60
Total commercial	1,472	1,304	1,318	1,520	1,728
Total nonperforming loans and leases	6,378	6,470	6,570	6,802	7,274
Foreclosed properties (1)	316	288	299	325	363
Total nonperforming loans, leases and foreclosed properties (2, 3, 4)	$6,694	$6,758	$6,869	$7,127	$7,637

Fully-insured home loans past due 30 days or more and still accruing	$3,915	$4,466	$4,721	$4,970	$5,531
Consumer credit card past due 30 days or more and still accruing (5)	1,795	1,847	1,657	1,550	1,717
Other loans past due 30 days or more and still accruing	3,684	3,845	3,885	3,428	4,170
Total loans past due 30 days or more and still accruing (3, 6, 7)	$9,394	$10,158	$10,263	$9,948	$11,418

Fully-insured home loans past due 90 days or more and still accruing	$2,885	$3,230	$3,372	$3,699	$4,226
Consumer credit card past due 90 days or more and still accruing (8)	925	900	810	772	872
Other loans past due 90 days or more and still accruing	234	285	220	199	270
Total loans past due 90 days or more and still accruing (3, 6, 7)	$4,044	$4,415	$4,402	$4,670	$5,368

Nonperforming loans, leases and foreclosed properties/Total assets (9)	0.29%	0.30%	0.30%	0.32%	0.34%
Nonperforming loans, leases and foreclosed properties/Total loans, leases and foreclosed properties (9)	0.72	0.73	0.75	0.78	0.84
Nonperforming loans and leases/Total loans and leases (9)	0.69	0.69	0.71	0.75	0.80

Commercial utilized reservable criticized exposure (10)	$13,366	$13,563	$14,824	$15,640	$16,068
Commercial utilized reservable criticized exposure/Commercial utilized reservable exposure (10)	2.58%	2.65%	2.91%	3.13%	3.27%
Total commercial utilized criticized exposure/Commercial utilized exposure (10)	2.45	2.60	2.93	3.14	3.19

(1)
Foreclosed property balances do not include properties insured by certain government-guaranteed loans, principally loans insured by the Federal Housing Administration (FHA), that entered foreclosure of $680 million, $801 million, $879 million, $1.0 billion and $1.1 billion at March 31, 2018, December 31, 2017, September 30, 2017, June 30, 2017 and March 31, 2017, respectively.

(2)
Balances do not include past due consumer credit card, consumer loans secured by real estate where repayments are insured by the FHA and individually insured long-term stand-by agreements (fully-insured home loans), and in general, other consumer and commercial loans not secured by real estate.

(3)
Balances do not include purchased credit-impaired loans even though the customer may be contractually past due. Purchased credit-impaired loans were recorded at fair value upon acquisition and accrete interest income over the remaining life of the loan.

(4) Balances do not include the following:	March 31 2018	December 31 2017	September 30 2017	June 30 2017	March 31 2017
Nonperforming loans held-for-sale	$233	$341	$325	$267	$426
Nonperforming loans accounted for under the fair value option	37	69	62	79	95
Nonaccruing troubled debt restructured loans removed from the purchased credit-impaired portfolio prior to January 1, 2010	24	26	24	22	28

(5)
Includes $137 million of non-U.S. credit card loans at March 31, 2017, which were included in assets of business held for sale on the Consolidated Balance Sheet. During the second quarter of 2017, the Corporation sold its non-U.S. consumer credit card business.

(6)
Balances do not include loans held-for-sale past due 30 days or more and still accruing of $83 million, $8 million, $42 million, $25 million and $137 million at March 31, 2018, December 31, 2017, September 30, 2017, June 30, 2017 and March 31, 2017, respectively, and loans held-for-sale past due 90 days or more and still accruing of $8 million, $0, $6 million, $0 and $82 million at March 31, 2018, December 31, 2017, September 30, 2017, June 30, 2017 and March 31, 2017, respectively. At March 31, 2018, December 31, 2017, September 30, 2017, June 30, 2017 and March 31, 2017, there were $27 million, $32 million, $40 million, $37 million and $31 million, respectively, of loans accounted for under the fair value option past due 30 days or more and still accruing interest.

(7)	These balances are excluded from total nonperforming loans, leases and foreclosed properties.

(8)	Includes $71 million of non-U.S. credit card loans at March 31, 2017, which were included in assets of business held for sale on the Consolidated Balance Sheet.

(9)
Total assets and total loans and leases do not include loans accounted for under the fair value option of $6.0 billion, $5.7 billion, $6.3 billion, $7.3 billion and $7.5 billion at March 31, 2018, December 31, 2017, September 30, 2017, June 30, 2017 and March 31, 2017, respectively.

(10)
Criticized exposure corresponds to the Special Mention, Substandard and Doubtful asset categories defined by regulatory authorities. The reservable criticized exposure excludes loans held-for-sale, exposure accounted for under the fair value option and other nonreservable exposure.

Certain prior period amounts have been reclassified to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.	30

Bank of America Corporation and Subsidiaries
Nonperforming Loans, Leases and Foreclosed Properties Activity (1)
(Dollars in millions)
	First Quarter 2018	Fourth Quarter 2017	Third Quarter 2017	Second Quarter 2017	First Quarter 2017
Nonperforming Consumer Loans and Leases:
Balance, beginning of period	$5,166	$5,252	$5,282	$5,546	$6,004
Additions	812	755	999	682	818
Reductions:
Paydowns and payoffs	(245)	(241)	(253)	(262)	(296)
Sales	(269)	(88)	(162)	(119)	(142)
Returns to performing status (2)	(364)	(337)	(347)	(368)	(386)
Charge-offs (3)	(147)	(125)	(210)	(167)	(174)
Transfers to foreclosed properties	(45)	(50)	(57)	(53)	(57)
Transfers (to) from loans held-for-sale	(2)	—	—	23	(221)
Total net reductions to nonperforming loans and leases	(260)	(86)	(30)	(264)	(458)
Total nonperforming consumer loans and leases, end of period	4,906	5,166	5,252	5,282	5,546
Foreclosed properties	264	236	259	285	328
Nonperforming consumer loans, leases and foreclosed properties, end of period	$5,170	$5,402	$5,511	$5,567	$5,874

Nonperforming Commercial Loans and Leases (4):
Balance, beginning of period	$1,304	$1,318	$1,520	$1,728	$1,703
Additions	436	444	412	288	472
Reductions:
Paydowns	(169)	(127)	(270)	(266)	(267)
Sales	(24)	(20)	(61)	(33)	(22)
Return to performing status (5)	(27)	(40)	(100)	(86)	(54)
Charge-offs	(48)	(143)	(145)	(85)	(82)
Transfers to foreclosed properties	—	(13)	—	(5)	(22)
Transfers to loans held-for-sale	—	(115)	(38)	(21)	—
Total net additions (reductions) to nonperforming loans and leases	168	(14)	(202)	(208)	25
Total nonperforming commercial loans and leases, end of period	1,472	1,304	1,318	1,520	1,728
Foreclosed properties	52	52	40	40	35
Nonperforming commercial loans, leases and foreclosed properties, end of period	$1,524	$1,356	$1,358	$1,560	$1,763

(1)	For amounts excluded from nonperforming loans, leases and foreclosed properties, see footnotes to Nonperforming Loans, Leases and Foreclosed Properties table on page 30.

(2)
Consumer loans and leases may be returned to performing status when all principal and interest is current and full repayment of the remaining contractual principal and interest is expected, or when the loan otherwise becomes well-secured and is in the process of collection. Certain troubled debt restructurings are classified as nonperforming at the time of restructuring and may only be returned to performing status after considering the borrower's sustained repayment performance for a reasonable period, generally six months.

(3)
Our policy is not to classify consumer credit card and non-bankruptcy related consumer loans not secured by real estate as nonperforming; therefore, the charge-offs on these loans have no impact on nonperforming activity and, accordingly, are excluded from this table.

(4)	Includes U.S. small business commercial activity. Small business card loans are excluded as they are not classified as nonperforming.

(5)
Commercial loans and leases may be returned to performing status when all principal and interest is current and full repayment of the remaining contractual principal and interest is expected, or when the loan otherwise becomes well-secured and is in the process of collection. Troubled debt restructurings are generally classified as performing after a sustained period of demonstrated payment performance.

Certain prior period amounts have been reclassified to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.	31

Bank of America Corporation and Subsidiaries
Quarterly Net Charge-offs and Net Charge-off Ratios (1, 2)
(Dollars in millions)
	First Quarter 2018		Fourth Quarter 2017		Third Quarter 2017		Second Quarter 2017		First Quarter 2017
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
Net Charge-offs
Residential mortgage (3)	$(6)	(0.01)%	$(16)	(0.03)%	$(82)	(0.16)%	$(19)	(0.04)%	$17	0.04%
Home equity	33	0.23	16	0.11	83	0.54	50	0.32	64	0.40
U.S. credit card	701	3.01	655	2.78	612	2.65	640	2.87	606	2.74
Non-U.S. credit card (4)	—	—	—	—	—	—	31	1.89	44	1.91
Direct/Indirect consumer	58	0.26	64	0.27	67	0.28	32	0.14	48	0.21
Other consumer	44	6.34	50	7.91	51	7.23	17	2.64	48	7.61
Total consumer	830	0.75	769	0.68	731	0.65	751	0.67	827	0.74
U.S. commercial (5)	24	0.03	56	0.08	80	0.11	52	0.08	44	0.06
Non-U.S. commercial	4	0.02	346	1.43	33	0.14	46	0.21	15	0.07
Commercial real estate	(3)	(0.02)	6	0.04	2	0.02	5	0.03	(4)	(0.03)
Commercial lease financing	(1)	(0.01)	5	0.09	(1)	(0.02)	1	0.01	—	—
	24	0.02	413	0.36	114	0.10	104	0.09	55	0.05
U.S. small business commercial	57	1.67	55	1.58	55	1.61	53	1.60	52	1.61
Total commercial	81	0.07	468	0.39	169	0.14	157	0.14	107	0.10
Total net charge-offs	$911	0.40	$1,237	0.53	$900	0.39	$908	0.40	$934	0.42

By Business Segment and All Other
Consumer Banking	$877	1.27%	$839	1.21%	$800	1.18%	$791	1.21%	$772	1.21%
Global Wealth & Investment Management	25	0.06	4	0.01	11	0.03	8	0.02	21	0.06
Global Banking	19	0.02	264	0.30	106	0.12	98	0.11	51	0.06
Global Markets	6	0.03	146	0.83	23	0.13	1	0.01	—	—
All Other (4)	(16)	(0.10)	(16)	(0.09)	(40)	(0.21)	10	0.05	90	0.39
Total net charge-offs	$911	0.40	$1,237	0.53	$900	0.39	$908	0.40	$934	0.42

(1)
Net charge-off ratios are calculated as annualized net charge-offs divided by average outstanding loans and leases excluding loans accounted for under the fair value option during the period for each loan and lease category.

(2)
Excludes write-offs of purchased credit-impaired loans of $35 million for the first quarter of 2018, and $46 million, $73 million, $55 million and $33 million for the fourth, third, second and first quarters of 2017, respectively.

(3)
Includes loan sales recoveries of $18 million for the first quarter of 2018, and $3 million, $88 million, $3 million and $11 million for the fourth, third, second and first quarters of 2017, respectively.

(4)
Represents net charge-offs of non-U.S. credit card loans recorded in All Other, which were included in assets of business held for sale on the Consolidated Balance Sheet at March 31, 2017. During the second quarter of 2017, the Corporation sold its non-U.S. consumer credit card business.

(5)	Excludes U.S. small business commercial loans.

Certain prior period amounts have been reclassified to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.	32

Bank of America Corporation and Subsidiaries
Allocation of the Allowance for Credit Losses by Product Type
(Dollars in millions)
	March 31, 2018			December 31, 2017			March 31, 2017
	Amount	Percent of Total	Percent of Loans and Leases Outstanding (1, 2)	Amount	Percent of Total	Percent of Loans and Leases Outstanding (1, 2)	Amount	Percent of Total	Percent of Loans and Leases Outstanding (1, 2)
Allowance for loan and lease losses
Residential mortgage	$611	5.96%	0.30%	$701	6.74%	0.34%	$1,018	8.97%	0.53%
Home equity	919	8.96	1.66	1,019	9.80	1.76	1,547	13.62	2.42
U.S. credit card	3,425	33.38	3.68	3,368	32.41	3.50	3,003	26.45	3.39
Non-U.S.credit card (3)	—	—	—	—	—	—	242	2.13	2.54
Direct/Indirect consumer	262	2.55	0.29	262	2.52	0.28	276	2.43	0.30
Other consumer	33	0.32	1.17	33	0.32	1.22	50	0.44	2.00
Total consumer	5,250	51.17	1.18	5,383	51.79	1.18	6,136	54.04	1.36
U.S. commercial (4)	3,091	30.12	1.02	3,113	29.95	1.04	3,306	29.12	1.15
Non-U.S.commercial	801	7.81	0.82	803	7.73	0.82	850	7.49	0.95
Commercial real estate	953	9.29	1.59	935	9.00	1.60	927	8.16	1.60
Commercial lease financing	165	1.61	0.76	159	1.53	0.72	135	1.19	0.62
Total commercial	5,010	48.83	1.04	5,010	48.21	1.05	5,218	45.96	1.14
Total allowance for loan and lease losses	10,260	100.00%	1.11	10,393	100.00%	1.12	11,354	100.00%	1.25
Less: Allowance included in assets of business held for sale (5)	—			—			(242)
Allowance for loan and lease losses	10,260			10,393			11,112
Reserve for unfunded lending commitments	782			777			757
Allowance for credit losses	$11,042			$11,170			$11,869

Asset Quality Indicators (5)
Allowance for loan and lease losses/Total loans and leases (2)		1.11%			1.12%			1.25%
Allowance for loan and lease losses/Total nonperforming loans and leases (6)		161			161			156
Ratio of the allowance for loan and lease losses/Annualized net charge-offs		2.78			2.12			3.00

(1)
Ratios are calculated as allowance for loan and lease losses as a percentage of loans and leases outstanding excluding loans accounted for under the fair value option. Consumer loans accounted for under the fair value option include residential mortgage loans of $523 million, $567 million and $694 million and home equity loans of $371 million, $361 million and $338 million at March 31, 2018, December 31, 2017 and March 31, 2017, respectively. Commercial loans accounted for under the fair value option include U.S. commercial loans of $3.2 billion, $2.6 billion and $3.5 billion and non-U.S. commercial loans of $1.9 billion, $2.2 billion and $3.0 billion at March 31, 2018, December 31, 2017 and March 31, 2017, respectively.

(2)
Total loans and leases do not include loans accounted for under the fair value option of $6.0 billion, $5.7 billion and $7.5 billion at March 31, 2018, December 31, 2017 and March 31, 2017, respectively.

(3)	During the second quarter of 2017, the Corporation sold its non-U.S. consumer credit card business.

(4)
Includes allowance for loan and lease losses for U.S. small business commercial loans of $446 million, $439 million and $415 million at March 31, 2018, December 31, 2017 and March 31, 2017, respectively.

(5)
Indicators at March 31, 2017 include $242 million of non-U.S. credit card allowance and $9.5 billion of non-U.S. credit card loans, which were included in assets of business held for sale on the Consolidated Balance Sheet at March 31, 2017. See footnote 3 for more information.

(6)
Allowance for loan and lease losses includes $4.0 billion allocated to products (primarily the Consumer Lending portfolios within Consumer Banking and purchased credit-impaired loans) that are excluded from nonperforming loans and leases at each of March 31, 2018, December 31, 2017 and March 31, 2017. Excluding these amounts, allowance for loan and lease losses as a percentage of total nonperforming loans and leases was 98 percent, 99 percent and 100 percent at March 31, 2018, December 31, 2017 and March 31, 2017, respectively.

Certain prior period amounts have been reclassified to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.	33

Exhibit A: Non-GAAP Reconciliations

Bank of America Corporation and Subsidiaries
Reconciliations to GAAP Financial Measures
(Dollars in millions)

The Corporation evaluates its business based on a fully taxable-equivalent basis, a non-GAAP financial measure. Total revenue, net of interest expense, on a fully taxable-equivalent basis includes net interest income on a fully taxable-equivalent basis and noninterest income. The Corporation believes that this presentation allows for comparison of amounts from both taxable and tax-exempt sources and is consistent with industry practices. The Corporation presents related ratios and analyses (i.e., efficiency ratios and net interest yield) on a fully taxable-equivalent basis. To derive the fully taxable-equivalent basis, net interest income is adjusted to reflect tax-exempt income on an equivalent before-tax basis with a corresponding increase in income tax expense. For purposes of this calculation, the Corporation uses the federal statutory tax rate of 21 percent for the first quarter of 2018 and 35 percent for all prior periods. The efficiency ratio measures the costs expended to generate a dollar of revenue, and net interest yield measures the basis points the Corporation earns over the cost of funds.

The Corporation also evaluates its business based on the following ratios that utilize tangible equity, a non-GAAP financial measure. Tangible equity represents an adjusted shareholders' equity or common shareholders' equity amount which has been reduced by goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities. Return on average tangible common shareholders' equity measures the Corporation's earnings contribution as a percentage of adjusted average common shareholders' equity. The tangible common equity ratio represents adjusted ending common shareholders' equity divided by total assets less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities. Return on average tangible shareholders' equity measures the Corporation's earnings contribution as a percentage of adjusted average total shareholders' equity. The tangible equity ratio represents adjusted ending shareholders' equity divided by total assets less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities. Tangible book value per common share represents adjusted ending common shareholders' equity divided by ending common shares outstanding. These measures are used to evaluate the Corporation's use of equity. In addition, profitability, relationship and investment models all use return on average tangible shareholders' equity as key measures to support our overall growth goals.

See the tables below and on page 35 for reconciliations of these non-GAAP financial measures to financial measures defined by GAAP for the three months ended March 31, 2018, December 31, 2017, September 30, 2017, June 30, 2017 and March 31, 2017. The Corporation believes the use of these non-GAAP financial measures provides additional clarity in understanding its results of operations and trends. Other companies may define or calculate supplemental financial data differently.

	First Quarter 2018	Fourth Quarter 2017	Third Quarter 2017	Second Quarter 2017	First Quarter 2017

Reconciliation of net interest income to net interest income on a fully taxable-equivalent basis
Net interest income	$11,608	$11,462	$11,161	$10,986	$11,058
Fully taxable-equivalent adjustment	150	251	240	237	197
Net interest income on a fully taxable-equivalent basis	$11,758	$11,713	$11,401	$11,223	$11,255

Reconciliation of total revenue, net of interest expense to total revenue, net of interest expense on a fully taxable-equivalent basis
Total revenue, net of interest expense	$23,125	$20,436	$21,839	$22,829	$22,248
Fully taxable-equivalent adjustment	150	251	240	237	197
Total revenue, net of interest expense on a fully taxable-equivalent basis	$23,275	$20,687	$22,079	$23,066	$22,445

Reconciliation of income tax expense to income tax expense on a fully taxable-equivalent basis
Income tax expense	$1,476	$3,796	$2,187	$3,015	$1,983
Fully taxable-equivalent adjustment	150	251	240	237	197
Income tax expense on a fully taxable-equivalent basis	$1,626	$4,047	$2,427	$3,252	$2,180

Reconciliation of average common shareholders' equity to average tangible common shareholders' equity
Common shareholders' equity	$242,713	$250,838	$249,214	$245,756	$242,480
Goodwill	(68,951)	(68,954)	(68,969)	(69,489)	(69,744)
Intangible assets (excluding mortgage servicing rights)	(2,261)	(2,399)	(2,549)	(2,743)	(2,923)
Related deferred tax liabilities	939	1,344	1,465	1,506	1,539
Tangible common shareholders' equity	$172,440	$180,829	$179,161	$175,030	$171,352

Reconciliation of average shareholders' equity to average tangible shareholders' equity
Shareholders' equity	$265,480	$273,162	$273,238	$270,977	$267,700
Goodwill	(68,951)	(68,954)	(68,969)	(69,489)	(69,744)
Intangible assets (excluding mortgage servicing rights)	(2,261)	(2,399)	(2,549)	(2,743)	(2,923)
Related deferred tax liabilities	939	1,344	1,465	1,506	1,539
Tangible shareholders' equity	$195,207	$203,153	$203,185	$200,251	$196,572

Certain prior period amounts have been reclassified to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.	34

Exhibit A: Non-GAAP Reconciliations (continued)

Bank of America Corporation and Subsidiaries
Reconciliations to GAAP Financial Measures
(Dollars in millions)
	First Quarter 2018	Fourth Quarter 2017	Third Quarter 2017	Second Quarter 2017	First Quarter 2017

Reconciliation of period-end common shareholders' equity to period-end tangible common shareholders' equity
Common shareholders' equity	$241,552	$244,823	$249,646	$245,440	$242,770
Goodwill	(68,951)	(68,951)	(68,968)	(68,969)	(69,744)
Intangible assets (excluding mortgage servicing rights)	(2,177)	(2,312)	(2,459)	(2,610)	(2,827)
Related deferred tax liabilities	920	943	1,435	1,471	1,513
Tangible common shareholders' equity	$171,344	$174,503	$179,654	$175,332	$171,712

Reconciliation of period-end shareholders' equity to period-end tangible shareholders' equity
Shareholders' equity	$266,224	$267,146	$271,969	$270,660	$267,990
Goodwill	(68,951)	(68,951)	(68,968)	(68,969)	(69,744)
Intangible assets (excluding mortgage servicing rights)	(2,177)	(2,312)	(2,459)	(2,610)	(2,827)
Related deferred tax liabilities	920	943	1,435	1,471	1,513
Tangible shareholders' equity	$196,016	$196,826	$201,977	$200,552	$196,932

Reconciliation of period-end assets to period-end tangible assets
Assets	$2,328,478	$2,281,234	$2,284,174	$2,254,714	$2,247,794
Goodwill	(68,951)	(68,951)	(68,968)	(68,969)	(69,744)
Intangible assets (excluding mortgage servicing rights)	(2,177)	(2,312)	(2,459)	(2,610)	(2,827)
Related deferred tax liabilities	920	943	1,435	1,471	1,513
Tangible assets	$2,258,270	$2,210,914	$2,214,182	$2,184,606	$2,176,736

Book value per share of common stock
Common shareholders’ equity	$241,552	$244,823	$249,646	$245,440	$242,770
Ending common shares issued and outstanding	10,175,911	10,287,302	10,457,474	9,878,118	9,974,190
Book value per share of common stock	$23.74	$23.80	$23.87	$24.85	$24.34

Tangible book value per share of common stock
Tangible common shareholders’ equity	$171,344	$174,503	$179,654	$175,332	$171,712
Ending common shares issued and outstanding	10,175,911	10,287,302	10,457,474	9,878,118	9,974,190
Tangible book value per share of common stock	$16.84	$16.96	$17.18	$17.75	$17.22

Certain prior period amounts have been reclassified to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.	35